EXHIBIT 10.1

AMALGAMATION AGREEMENT

THIS AGREEMENT made the 1st day of June 2026.

BETWEEN:

T&T POWER GROUP INC.,

a corporation continued under the laws of Canada

(hereinafter called “T&T”)

OF THE FIRST PART,

and

SIMSON-MAXWELL LTD.,

a corporation continued under the laws of Canada

(hereinafter called "Simson-Maxwell”)

OF THE SECOND PART,

AMALGAMATION AGREEMENT

WHEREAS:

A.	T&T Power Group Inc. (“T&T”) was continued under the Canada Business Corporations Act (the “Act”) by Certificate and Articles of Continuance dated May 12, 2026;

B.	Simson-Maxwell Ltd. (“Simson-Maxwell”) was continued under the Act by Certificate and Articles of Incorporation dated November 4, 2002;

C.	T&T and Simson-Maxwell, acting under the authority contained in the Act have agreed to amalgamate upon the terms and conditions hereinafter set out;

D.	T&T and Simson-Maxwell have each made full disclosure to the other of all their respective assets and liabilities; and

E.	It is desirable that the said amalgamation should be effected;

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter contained, the parties hereto have agreed as follows:

1.	In this Agreement the expression "Amalgamated Corporation" means the Corporation continuing from the amalgamation of T&T and Simson-Maxwell, the parties hereto.

2.

T&T and Simson-Maxwell do hereby agree to amalgamate under the provisions of Section 181 and Section 182 of the Act and to continue as one Corporation under the terms and conditions hereinafter set out.

3.

T&T and Simson-Maxwell do hereby agree to amalgamate under the provisions of Section 87 of the Income Tax Act (Canada) and to continue as one Corporation under the terms and conditions hereinafter set out.

4.	The name of the Amalgamated Corporation shall be:

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T&T Power Group Inc.

5.	The registered office of the Amalgamated Corporation shall be:

Lift Legal LLP

605, 1 Tache Street

St. Albert, AB T8N 1B4

6.	The Articles of Amalgamation of the Amalgamated Corporation shall be the Articles of Amalgamation as set out in Schedule "A" attached hereto (hereinafter the "Articles") and they are hereby adopted.

7.	The by-laws of the Amalgamated Corporation shall be the by-laws attached hereto as Schedule “B” (hereinafter referred to as the “By-Laws”) and they are hereby adopted.

8.	The Amalgamated Corporation is authorized to issue the classes of shares with the rights and restrictions attached thereto as set forth in the Articles.

9.	The right to transfer the shares of the Amalgamated Corporation shall be restricted in the manner set forth in the Articles and any unanimous shareholder agreement of the Amalgamated Corporation.

10.	The minimum number of directors of the Amalgamated Corporation shall be one (1) and the maximum number shall be ten (10).

11.	There shall be no restrictions on the business which the Amalgamated Corporation is authorized to carry on.

12.	The name and place of residence of the first director of the Amalgamated Corporation shall be as follows:

NAME	ADDRESS
Tyler Van Dyke	1430 Hutchison Street Wellesley, Ontario. N0B 2T0

13.

The said first director shall hold office until the first annual meeting of the Amalgamated Corporation or until their successors are elected or appointed. The subsequent directors shall be elected each year thereafter as provided for in the By-Laws and any unanimous shareholder agreement of the Amalgamated Corporation.

14.	The management and supervision of the business and affairs of the Amalgamated Corporation shall be under the control of the Board of Directors, from time to time, subject to the provisions of the Act.

15.	The name, officer position and place of residence of the officers of the Amalgamated Corporation shall be as follows:

NAME	OFFICER POSITION	ADDRESS
Tyler Van Dyke	President	1430 Hutchison Street Wellesley, Ontario. N0B 2T0
Tyler Van Dyke	Secretary	1430 Hutchison Street Wellesley, Ontario. N0B 2T0
Tyler Van Dyke	Treasurer	1430 Hutchison Street Wellesley, Ontario. N0B 2T0

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16.	The issued capital of T&T and Simson-Maxwell shall be converted into issued capital of the Amalgamated Corporation as follows:

a)

All of the issued and outstanding shares in the capital stock of T&T be and are hereby exchanged for 100,000 fully paid and non-assessable Class A Common Shares in the capital of the Amalgamated Corporation.

b)	The 2,536 Class A Common Shares in the capital stock of Simson-Maxwell held by T&T be and are hereby cancelled as of the date of amalgamation.

c)

The 2,436 Class A Common Shares in the capital stock of Simson-Maxwell held by Viking Energy Group, Inc. be and are hereby exchanged for 5,750,000 Class A Preference Shares in the capital of the Amalgamated Corporation.

The shareholdings of the Amalgamated Corporation upon the issuance of the Certificate of Amalgamation shall be as follows:

Shareholder Name	Share Certificate #	Number and Class of Shares	PUC	Percentage of Voting Interest
Tyler Van Dyke	COM A-1	100,000 Class A Common		100%
Viking Energy Group, Inc.	PR A-1	5,750,000 Class A Preference		0%

17.

Upon the completion of the amalgamation and the issuance by the Registrar of a Certificate of Amalgamation, the shareholders of each of T&T and Simson-Maxwell, shall, when requested by the Amalgamated Corporation, surrender any certificates representing shares held by them in each of T&T and Simson-Maxwell and, in return, they shall be entitled to receive certificates for shares of the Amalgamated Corporation as stated above.

18.

The Amalgamated Corporation shall possess all the property, assets, rights, privileges and franchises (except any amount receivable by T&T and Simson-Maxwell from the other) and shall be subject to all of the liabilities, contracts, debts and obligations (except any amount payable by T&T and Simson-Maxwell to the other) of T&T and Simson-Maxwell as such exist immediately prior to the Amalgamation.

19.

All rights of creditors against the property, assets, rights, privileges and franchises of T&T and Simson-Maxwell and all liens upon their property, rights and assets shall be unimpaired by such Amalgamation, and all debts, contracts, liabilities and duties of T&T and Simson-Maxwell shall thenceforth attach to and may be enforced against the Amalgamated Corporation.

20.

No action or proceeding by or against T&T or Simson-Maxwell shall abate or be affected by the amalgamation but, for all purposes of such action or proceeding, the name of the Amalgamated Corporation shall be substituted in such action or proceeding in place of T&T or Simson-Maxwell, as the case may be.

21.

Upon the shareholders of each of T&T and Simson Maxwell respectively adopting this Agreement, as required by the provisions of the Act, this agreement shall be certified by the President of each of the parties hereto under their respective corporate seals and the parties hereto shall complete and send Articles of Amalgamation in the prescribed form and in the form attached hereto as Schedule "A" to the Director appointed under the Act providing for the amalgamation of T&T and Simson-Maxwell upon and subject to the terms and conditions of this Agreement.

22.	The effective date of this Amalgamation Agreement shall be June 1, 2026 and it is requested that the Director issue a Certificate of Amalgamation bearing that date.

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IN WITNESS WHEREOF this Agreement has been duly executed by the parties under their respective corporate seals as witnessed by the signatures of their proper officers in that behalf.

	T&T Power Group Inc.		Simson-Maxwell Ltd.

Per:	/s/ Tyler Van Dyke	Per:	/s/ Tyler Van Dyke
	Tyler Van Dyke, President		Tyler Van Dyke, President